Exhibit 99.1

BrewBilt Manufacturing, LLC

INDEX TO FINANCIAL STATEMENTS

Financial Statements of BrewBilt Manufacturing, LLC

Independent Auditor’s Report

April 2, 2020

To the shareholders and the board of directors of BrewBilt Manufacturing, LLC

Report on the Financial Statements

We have audited the accompanying financial statements of BrewBilt Manufacturing, LLC which comprise the Balance sheets as of December 31, 2018 and 2017, and the related Statement of Operations, Statement of Stockholders’ equity (deficit) and cash flows for the years then ended and the related notes to the financial statements.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s lack of liquidity and operating losses raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examination, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BrewBilt Manufacturing, LLC as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Certified Public Accountants
Lakewood, Colorado

BREWBILT MANUFACTURING, LLC
BALANCE SHEETS
(Audited)

	December 31,	December 31,
	2018	2017
ASSETS
Current Assets
Cash	$43,285	$15,862
Accounts receivable	987,454	953,400
Earnings in excess of billings	344,134	948,090
Inventory	35,513	31,561
Prepaid expenses	2,567	(3,514)
Other current assets	2,246	11,053
Total current assets	1,415,199	1,956,452

Property, plant and equipment, net	216,812	283,244
Security deposit	4,980	4,980

TOTAL ASSETS	$1,636,991	$2,244,676

LIABILITIES
Current Liabilities:
Accounts payable	$299,403	$377,842
Accrued liabilities	94,141	67,110
Billings in excess of revenue	1,905,346	1,919,618
Related party liabilities	5,805	—
Total Current Liabilities	2,304,695	2,364,570

Long term debt	358,419	213,972

Total liabilities	2,663,114	2,578,542

Commitments and contingencies	—	—

SHAREHOLDERS’ EQUITY
Additional paid in capital	(303,375)	(212,704)
Accumulated earnings (deficit)	(722,748)	(121,162)
Total shareholders’ deficit	(1,026,123)	(333,866)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,636,991	$2,244,676

The accompanying notes are an integral part of these financial statements

BREWBILT MANUFACTURING, LLC
STATEMENT OF OPERATIONS
(Audited)

	Years ended
	December 31,	December 31,
	2018	2017
Sales	$1,874,363	$301,184
Cost of sales	1,464,222	78,524
Gross profit	410,141	222,660

Operating expenses:
Consulting fees	60,450	60,000
G&A expenses	393,746	362,456
Professional fees	22,259	17,018
Salaries and wages	494,110	385,510
Total operating expenses	970,565	824,984

Loss from operations	(560,424)	(602,324)

Other expenses:
Interest expense	(41,162)	(11,666)
Total other expenses	(601,586)	(613,990)

Net income (loss) before income taxes	(601,586)	(613,990)
Income tax expense	—	4,100
Net income (loss)	$(601,586)	$(609,890)

The accompanying notes are an integral part of these financial statements

BREWBILT MANUFACTURING, LLC
STATEMENT OF SHAREHOLDERS’ EQUITY (DEFICIT)
For the years ended December 31, 2018 and 2017
(Audited)

	Additional	Accumulated	Total
	Paid-In	Earnings	Shareholders’
	Capital	(Deficit)	Equity (Deficit)
Balance as of December 31, 2016	$(69,095)	$488,728	$419,633

Capital contributions	21,145	—	21,145
Capital distributions	(164,754)	—	(164,754)
Net profit	—	(609,890)	(609,890)
Balance as of December 31, 2017	$(212,704)	$(121,162)	$(333,866)

Capital contributions	47,670	—	47,670
Capital distributions	(138,341)	—	(138,341)
Net loss	—	(601,586)	(601,586)
Balance as of December 31, 2018	$(303,375)	$(722,748)	$(1,026,123)

The accompanying notes are an integral part of these financial statements

BREWBILT MANUFACTURING, LLC
STATEMENTS OF CASH FLOWS
(Audited)

	Years ended
	December 31,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$(601,586)	$(609,890)
Changes in operating assets and liabilities:
Accounts receivable	(34,054)	(396,413)
Earnings in excess of billings	603,956	(705,565)
Inventory	(3,952)	(21,972)
Prepaid expenses	(6,081)	7,105
Other assets	8,807	(11,053)
Accounts payable	(78,439)	102,660
Accrued liabilities	27,031	31,480
Earnings in excess of revenues	(14,272)	1,567,018
Long term debt	144,447	169,121
Net cash (used in) provided by operating activities	45,857	132,491

Cash flows from investing activities
Property, plant and equipment, additions	—	(183,057)
Property, plant and equipment, reductions	66,432	—
Net cash (used in) provided by investing activities	66,432	(183,057)

Cash flows from financing activities:
Contributed capital	(90,671)	(143,609)
Related party liabilities	5,805	—
Net cash (used in) provided for financing activities	(84,866)	(143,609)

Net increase (decrease) in cash	27,423	(194,175)

Cash, beginning of period	15,862	210,037
Cash, end of period	$43,285	$15,862

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$—	$4,100
Cash paid for interest	$—	$—

The accompanying notes are an integral part of these financial statements

BREWBILT MANUFACTURING, LLC
NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2018 and 2017
(Audited)

NOTE 1 – THE COMPANY AND NATURE OF BUSINESS

Located in Grass Valley, CA, BrewBilt is one of the only California companies that custom designs, hand crafts, and integrates processing, fermentation and distillation processing systems for the craft beer, cannabis and hemp industries using “Best in Class” American made components integrated with stainless steel processing vessels using only American made steel. Founded in 2014, the company began in a backyard shop by Jeff Lewis with a vision of creating a profitable company in “Rural America” by hiring excellent personnel, designing and fabricating products to exceed customer’s expectations and compensating craftsmen with living wages and profit sharing to financially sustain their families within the community. Mr. Lewishas 15+ years of experience as a craft beer brewer, a custom tank/vessel designer, fabrication and integration expert and business owner who initially founded Portland Kettle Works, a nationally recognized manufacturer of craft beer brewing equipment located in the Northwest. The Company has grown from 3 employees in 2015 to 9 in 2017.

BrewBilt has been built by having strong relationships with local suppliers of raw materials, equipment and services in California, an aggressive referral network of satisfied customers nationwide, and an Advisory Board consisting of successful business leaders that provide valuable product feedback and business expertise to management. The craft brewing & spirits industries continue to grow worldwide. California is where craft brewing began and now has over 900 operating breweries – being centrally located in this booming market was a large draw for BrewBilt to locate its manufacturing facility in the Sierra foothills.

All BrewBilt products are designed and fabricated as “food grade” quality which enables the company to build vessels for food & beverage processing , the company is now building systems that are pharmaceutical grade for clients involved in distillation for the cannabis and hemp industries, thus making the revenue potential much greater. BrewBilt buys materials and components mostly from California suppliers which enables them to closely monitor quality, while the company’s revenues are generated from sales to customers throughout the country. The company is aggressively pursuing international orders and has held meetings with the Center for International Trade Development and U.S. Commercial Service to develop international opportunities. Presently, a great deal of sales interest in coming from Mexico, Japan, Europe and Australia.

BrewBilt competes against a number of companies, most of which are selling mass produced equipment from China made from less costly inferior quality Chinese steel which often is neither food or pharmaceutical grade quality. While this broader market is very competitive, there continues to be little competition and strong market demand for higher quality, custom designed, hand crafted and integrated systems that BrewBilt produces.

In July of 2016, BrewBilt moved from the small facility in Nevada City, CA to lease an eight thousand (8,000) square foot manufacturing facility in Grass Valley, CA. This facility was purchased by BrewBilt in January 2018 and upgraded with substantial tenant improvements. BrewBilt is prepared to expand again by leasing an additional seventy-six hundred (7,600) square feet in the same facility. BrewBilt obtains the majority of its leads through customer referrals and from online marketplaces. The company’s website is being expanded for online sales to include online educational/marketing videos that feature the company and its expanded integrated product line for the cannabis and hemp industries. BrewBilt has also created distribution sales agreements with individuals and companies to represent BrewBilt in both the domestic and international markets.

NOTE 2 – GOING CONCERN

The Company has experienced net losses to date, and it has not generated sufficient revenue from operations to meet our operational overhead. We will need additional working capital to service debt and for ongoing operations, which raises substantial doubt about our ability to continue as a going concern. Management of the Company is preparing a strategy to meet operational shortfalls which may include equity funding, short term or long-term financing or debt financing, to enable the Company to reach profitable operations. Historically, the Company’s sole officer and director has provided short term loans to meet working capital shortfalls. We have recently entered into financing agreements with various third parties to meet our capital needs in fiscal 2020.

The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Financial Statement Presentation

The audited financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Fiscal year end

The Company has selected December 31 as its fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported therein. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods may be based upon amounts that differ from these estimates.

Cash Equivalents

The Company considers all highly liquid investments with maturities of 90 days or less from the date of purchase to be cash equivalents.

Revenue Recognition and Related Allowances

The Company recognizes revenue when obligations under the terms of a contract with its customer are satisfied; generally, this occurs with the transfer of control of its products. Revenue is measured as the amount of consideration expected to be received in exchange for transferring products. If the conditions for revenue recognition are not met, the Company defers the revenue and related cost of sales until all conditions are met. As of December 31, 2018 and December 31, 2017, the Company has deferred $1,905,346 and $1,919,618, respectively, in revenue, and $344,134 and $948,090 in cost of sales, respectively, related to customer orders in progress. These amounts are recorded as billings in excess of revenues and earnings in excess of billings in the accompanying balance sheets.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the amount that management expects to collect from outstanding balances. Bad debts and allowances are provided based on historical experience and management’s evaluation of outstanding accounts receivable. Management evaluates past due or delinquency of accounts receivable based on the open invoices aged on due date basis. The allowance for doubtful accounts at December 31, 2018 and 2017 is $0.

Inventories

Inventories consist of raw materials, work in process and finished goods. Raw materials, which principally consist of raw stainless steel,raw stainless tubing, motors, pumps, and fittings, are stated at the lower of cost, determined on the first-in, first-out basis, or net realizable value.

Warranty

The Company is a manufacturer of products which are shipped to our customers directly from the Company. For products that are made from raw materials, the Company offers a 6-year limited warranty. The parts provided by outside vendors as finished goods that are added to a system produced by the Company as components, have a manufacturers’ warranty that is passed on to the end user of the complete system. To date, BrewBilt has spent less than $5,000 over the past 5 years for repairs (under warranty) on products they have built, with most of the costs going to cover travel and lodging expenses. As of December 31, 2018, the Company has recorded a liability of $5,000 for warranties, which is included in accrued liabilities in the accompanying balance sheet.

Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses are carried at amortized cost and represent liabilities for goods and services provided to the Company prior to the end of the fiscal year that are unpaid and arise when the Company becomes obliged to make future payments in respect of the purchase of these goods and services.

Fair Value of Financial Instruments

In accordance with current accounting standards, certain assets and liabilities must be measured at fair value. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. ASC 820 requires that certain assets and liabilities must be measured at fair value, and the standard details the disclosures that are required for items measured at fair value. The Company had no assets and liabilities required to be measured on a recurring basis at December 31, 2018 and 2017.

Cash, prepaid expenses, accounts payable, accrued compensation and notes payable reported on the Company’s balance sheets are estimated by management to approximate fair market value due to their short-term nature.

Income Taxes

The Company records deferred taxes in accordance with FASB ASC No. 740, Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rules on deferred tax assets and liabilities is recognized in operations in the year of change. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

As of the date of this filing, the Company is current in filing their tax returns. The last return filed by the Company was December 31, 2018, and the Company has not accrued any potential penalties or interest from that period forward.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which replaces existing revenue recognition guidance. The updated guidance requires companies to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In addition, the new standard requires that reporting companies disclose the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. The Company adopted the standard on January 1, 2018, using a modified retrospective approach, with the cumulative effect of initially applying the standard recognized in retained earnings at the date of adoption.

In February 2016, the FASB issued ASU 2016-02 (ASC Topic 842), Leases. The ASU amends a number of aspects of lease accounting, including requiring lessees to recognize operating leases with a term greater than one year on their balance sheet as a right-of-use asset and corresponding lease liability, measured at the present value of the lease payments. The amendments in this ASU are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted. The Company adopted the new lease guidance effective January 1, 2019.

NOTE 4 – PREPAID EXPENSES

Prepaid fees represent amounts paid in advance for future contractual benefits to be received. Contracting expenses paid in advance are recorded as a prepaid asset and then amortized to the statements of operations when services are rendered, or over the life of the contract using the straight-line method.

As of December 31, 2018 and 2017, the Company accrued prepaid insurance expenses of $2,567 and $(3,514), respectively.

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2018 and 2017:

	December 31,
	2018	2017
Computer Equipment	$14,877	$7,877
Leasehold Improvements	45,549	45,549
Machinery	243,848	238,497
Vehicles	98,796	98,796
Total	403,070	390,719
Less accumulated depreciation	(186,258)	(107,475)

Net	$216,812	$283,244

NOTE 6 – ACCURED LIABILITIES

As of December 31, 2018 and 2017,accrued liabilities were comprised of the following:

	December 31,
	2018	2017
Accrued liabilities
Accrued wages	$838	$84
Credit card	17,560	12,849
Income tax payable	3,500	—
Sales tax payable	67,243	54,177
Warranty	5,000	—
Total accrued liabilities	$94,141	$67,110

NOTE 7 – BILLINGS IN EXCESS OF REVENUE AND EARNINGS IN EXCESS OF BILLINGS

Billings in excess of revenue is related to contracted amounts that have been invoiced to customers for which remaining performance obligations must be completed before the Company can recognize the revenue. Earnings in excess of billings is related to the cost of sales associated with the customer products that are incomplete.

Changes in unearned revenue for the years ended December 31, 2018 and 2017 were as follows:

	December 31,
	2018	2017
Unearned revenue, beginning of the period	$1,919,618	$352,600
Billings in excess of revenue during the period	272,871	2,639,952
Recognition of unearned revenue in prior periods	(287,143)	(1,072,934)
Unearned revenue, end of the period	$1,905,346	$1,919,618

The following table summarizes the Company’s estimated unrecognized contract revenue as of December 31, 2018, and the future periods within which the Company expects to recognize such revenue:

	Expected Future Revenue by Period
	Less than	Between	Between	More than
	90 days	3-6 months	6-9 months	1 year	Total
Unrecognized contract revenue	$362,068	$488,226	$588,858	$466,194	$1,905,346

As of December 31, 2018 and December 31, 2017, the Company has recorded $344,134 and $948,090, respectively in earnings in excess of billings for the cost of sales related to customer orders in progress.

NOTE 8 – LONG TERM DEBT

As of December 31, 2018 and 2017,long term debt was comprised of the following:

	December 31,
	2018	2017
Long term debt
Equipment lease	$8,543	$14,823
Equipment loan	131,747	128,266
Line of credit	100,811	193
Vehicle loans	52,184	70,690
Other loan term loans	65,134	—
Total long-term debt	$358,419	$213,972

NOTE 8 – INCOME TAX

Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities. Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

The deferred tax asset and the valuation allowance consist of the following at December 31, 2018:

December 31,
2018
Net operating loss	$601,586
Statutory rate	21%
Expected tax recovery	126,333
Change in valuation allowance	(126,333)
Income tax provision	$—

Components of deferred tax asset:
Non-capital tax loss carry forwards	126,333
Less: valuation allowance	(126,333)
Net deferred tax asset	$—

As of the date of this filing, the Company is current in filing their tax returns. The last return filed by the Company was December 31, 2018, and the Company has not accrued any potential penalties or interest from that period forward.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Consulting Agreements

On June 28, 2018, the Company entered into a Consulting Agreement (“Agreement”) with Charlie Johnson (“Johnson”) to expand its sales and marketing efforts to grow the Company’s revenue. The Company has agreed to pay a commission of 5% on each sale generated by Johnson, based upon the total contract amount received by the Company. In addition, the Company will pay Johnson $500 per day to assist customers in the installation of the Company’s equipment. The term of the Agreement is for one year and is renewable upon mutual consent.

On January 1, 2018, the Company entered into a Chief Financial Officer Compensation Agreement (“Agreement”) with Hanson & Associates, LLC with regards to being appointed the Chief Executive Officer and Member of the Board of Directors. Hanson & Associates, LLC is responsible for building long term relationships with financial institutions and will assist in developing the administrative and financial aspects of the company. The Company has agreed to pay Hanson & Associates, LLC $5,000 per month and pay an incentive bonus of 1% of the year end gross revenue for 2018. The term of the Agreement is for one year and is renewable upon mutual consent.

Lease

On January 1, 2018, the Company entered into a standard office lease for approximately 8,000 square feet of space, located in the Wolf Creek Industrial Building at 110 Spring Hill Dr. #10 Grass Valley, CA 95945. The lease has a term of 10 years, from January 1, 2018 through January 1, 2028, with a monthly rent of $4,861.

Service Agreement

On June 12, 2018, the Company entered into a preventative maintenance service agreement with Atlas Copco Compressions LLC. The agreement is for a period of 5 years, at a cost of $145.13 per month. During the year ended December 31, 2018, the Company made payments of $870 in connection with this agreement.

NOTE 11 – SUBSEQUENT EVENTS

Merger

On November 22, 2019, Vet Online Supply and Brewbilt Manufacturing (“BrewBilt”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) and completed a merger, whereby Brewbilt merged with and into Vet Online Supply, with BrewBilt remaining as the surviving entity (the “Merger”). Under U.S. generally accepted accounting principles, the merger is treated as a “reverse merger” under the purchase method of accounting, with BrewBilt as the accounting acquirer.

Pursuant with the Merger Asset Purchase Agreement, the Board of Directors has authorized that BrewBilt shall sell, assign and transfer all of its right, title and interest to its IP, fixed assets and “know how” to the Company (collectively, the “Seller’s Assets”). Vet Online Supply and BrewBilt mutually agree that BrewBilt will assign certain assets and provide the “Know-How” regarding the designing and building of the finest craft brewing equipment in the industry today. As consideration for the IP, fixed assets and the “Know -How”, the Company shall issue, or cause to be issued, $5,000,000 worth of Preferred Series A Stock (PAR $.001) within thirty (30) days from the date of the agreement. The number of Preferred Series A shares to be issued is 500,000 shares at a price of $10.00 per share and convertible pursuant the conversion rights as specified in the Articles of Incorporation and certificate of designation for VTNL. BrewBilt has designated that the said stock be issued in the name of its President, Jeffrey Lewis.

The Board of Directors dismissed Daniel Rushford as an officer and director, specifically as the Chief Executive Officer, Chairman of the Board, and Corporate (President) of the Company effective November 22, 2019. Effective November 22, 2019, Daniel Rushford will have a new revised Employment Agreement which appoints him as Manager of the CBD Pet Supply Division, a non-director/officer position which includes returning to Treasury 1,000 Preferred Series B Control Shares, and an annual salary of $36,000. Unpaid wages will accrue interest at 6% per annum and may be converted to restricted common stock at fair market value at the time of conversion.

The Board of Directors appointed Jeffrey Lewis as the new Chief Executive Officer, Chairman of the Board, Corporate President, Secretary, and Treasurer of the Company, effective November 22, 2019. Jeffrey will be provided an Employment Agreement that includes the issuance of 1,000 Preferred Series B Control Shares, and an annual salary of $200,000. Unpaid wages will accrue interest at 6% per annum and may be converted to restricted common stock at fair market value at the time of conversion.

Jeffrey Lewis is 46 years old. As the founder of BrewBilt Manufacturing, LLC, a multiple million-dollar sales and manufacturing company, he has 15 years of experience managing engineering, design and fabrication teams that custom design and fabricate integrated stainless steel distillation and brewing systems for the beverage, pharmaceutical, cannabis and hemp industries. Mr. Lewis has been a part of the design team which builds CBD cold-water and alcohol -based extraction systems in the US, and he will take charge of VTNL, and continue to drive his products into both the cannabis and brewing markets.

Consulting Agreement

On January 1, 2019, the Company entered into a Compensation Agreement (“Agreement”) with Hanson & Associates, LLC to act as the company’s strategic business advisor to develop additional financial resources and business relationships to support the company’s expansion in 2019. Hanson & Associates, LLC will be compensated $5,000 per month and be paid an incentive bonus of 1% of the year end gross revenue for 2019. The term of the Agreement is for one year and is renewable upon mutual consent.

Authorized Common Share Increase

On March 25, 2020, the Company filed a Certificate of Amendment to increase the number of authorized common shares from 5,000,000,000 to 10,000,000,000 with a par value of $0.001.